Exhibit 21.1

SUBSIDIARIES OF EQT PRIVATE EQUITY COMPANY LLC

(As of September 29, 2025)

Name	Jurisdiction
EQPE Holdings GP LLC	Delaware
EQPE Holdings L.P.	Ontario
EQPE Holdco LLC	Delaware
EQPE Artemis GP LLC	Delaware
EQPE Curie GP LLC	Delaware
EQPE Newt GP LLC	Delaware
EQPE Radar GP LLC	Delaware
EQT Acorn GP LLC	Delaware
EQT Angel GP LLC	Delaware
EQT Artifact GP LLC	Delaware
EQT Cluedo GP LLC	Delaware
EQT Falcon LLC	Delaware
EQT Georgia GP LLC (formerly EQPE Liquidity LLC)	Delaware
EQT Imola GP LLC	Delaware
EQT Lightning Z GP LLC	Delaware
EQT Minerva LLC	Delaware
EQT Omega GP LLC	Delaware
EQT Plano GP LLC	Delaware
EQT Washington GP LLC	Delaware